Exhibit 99.1

Dragonfly Energy Corp.

Financial Statements

September 30, 2022 and 2021

DRAGONFLY ENERGY CORP.

DRAGONFLY ENERGY CORP.

Unaudited Condensed Balance Sheets

(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Current Assets
Cash	$10,517	$25,586
Restricted cash	3,044	3,044
Accounts receivable, net of allowance for doubtful accounts	3,820	783
Inventory	39,487	27,127
Prepaid expenses	1,552	293
Prepaid inventory	3,729	7,461
Prepaid income tax	296	-
Other current assets	3,901	1,787
Total Current Assets	66,346	66,081
Property and Equipment
Machinery and equipment	9,004	3,615
Office furniture and equipment	275	201
Leasehold improvements	1,709	1,307
Vehicle	234	195
	11,222	5,318
Less accumulated depreciation and amortization	(1,406)	(857)
Property and Equipment, Net	9,816	4,461
Operating lease right of use asset	4,878	5,709
Deferred tax asset	1,254	-

Total Assets	$82,294	$76,251
Current Liabilities
Accounts payable	6,477	11,360
Accrued payroll and other liabilities	4,374	2,608
Customer deposits	287	434
Income tax payable	-	631
Notes payable- current portion net of debt issuance costs	16,529	1,875
Operating lease liability, current portion	1,157	1,082
Total Current Liabilities	28,824	17,990
Long-Term Liabilities
Notes payable-noncurrent, net of debt issuance costs	24,182	37,053
Deferred tax liabilities	-	453
Operating lease liability, net of current portion	3,821	4,694
Total Long-Term Liabilities	28,003	42,200

Total Liabilities	56,827	60,190
Commitments and Contingencies (See Note 2)
Redeemable Preferred Stock
Preferred stock, 10,000,000 shares at $0.0002 par value, authorized, 10,000,000 shares issued and outstanding	2,000	2,000
Equity
Common stock, 40,000,000 shares at $0.0002 par value, authorized, 22,634,276 shares issued and outstanding as of September 30, 2022, 20,875,475 shares issued and outstanding as of December 31, 2021	5	4
Additional paid in capital	18,480	1,619
Retained earnings	4,982	12,438
Total Equity	23,467	14,061
Total Liabilities, Redeemable Preferred Stock and Shareholders' Equity	$82,294	$76,251

The accompanying notes are an integral part of these financial statements.

DRAGONFLY ENERGY CORP.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share data)

	Nine Months Ended September 30,
	2022	2021
Net Sales	$66,042	$57,821

Cost of Goods Sold	46,481	34,314

Gross Profit	19,561	23,507

Operating Expenses
Research and development	1,951	1,899
General and administrative	13,716	8,428
Selling and marketing	9,331	6,654

Total Operating Expenses	24,998	16,981

(Loss) Income From Operations	(5,437)	6,526

Other Expense
Interest expense	(3,657)	-
Loss on disposition of assets	(62)	(124)
Total Other Expense	(3,719)	(124)

(Loss) Income Before Taxes	(9,156)	6,402

(Benefit) Provision for Income Taxes	(1,700)	1,981

Net (Loss) Income	$(7,456)	$4,421

(Loss) Earnings Per Share- Basic	$(0.35)	$0.15
(Loss) Earnings Per Share- Diluted	$(0.35)	$0.13
Weighted Average Number of Shares-Basic	21,131,993	20,063,211
Weighted Average Number of Shares-Diluted	21,131,993	21,926,105

The accompanying notes are an integral part of these financial statements.

DRAGONFLY ENERGY CORP.

Unaudited Condensed Statements of Shareholders' Equity

For The Nine Months Ended September 30, 2022 and 2021

(in thousands, except share data)

	Redeemable Preferred Stock		Common Stock		Additional	Retained Earnings
	Shares	Amount	Shares	Amount	Paid-In Capital	(Deficit)	Total
Balance - January 1, 2021	10,000,000	$2,000	20,040,470	$4	$451	$8,100	$8,555

Net income	-	-	-	-	-	4,421	4,421
Stock compensation expense	-	-	-	-	428	-	428
Exercise of stock options	-	-	49,727	-	26	-	26

Balance - September 30, 2021	10,000,000	$2,000	20,090,197	$4	$905	$12,521	$13,430

Balance - January 1, 2022	10,000,000	$2,000	20,875,475	$4	$1,619	$12,438	$14,061

Net loss	-	-	-	-	-	(7,456)	(7,456)
Stock compensation expense	-	-	-	-	1,155	-	1,155
Stock purchase agreement	-	-	1,267,502	1	14,999	-	15,000
Exercise of stock options	-	-	491,299	-	707	-	707

Balance - September 30, 2022	10,000,000	$2,000	22,634,276	$5	$18,480	$4,982	$23,467

The accompanying notes are an integral part of these financial statements.

DRAGONFLY ENERGY CORP.

Unaudited Condensed Statements of Cash Flows

For The Nine Months Ended September 30, 2022 and 2021

(in thousands)

	For the Nine Months Ended September, 30
	2022	2021
Cash flows from Operating Activities
Net (Loss) Income	$(7,456)	$4,421
Adjustments to Reconcile Net (Loss) Income to Net Cash
(Used in) Provided by Operating Activities
Stock based compensation	1,155	428
Amortization of debt discount	1,783	-
Deferred tax liability	(1,707)	(148)
Depreciation and amortization	648	432
Loss on disposal of property and equipment	62	124
Changes in Assets and Liabilities
Accounts receivable	(3,037)	402
Inventories	(12,360)	(11,183)
Prepaid expenses	(1,259)	206
Prepaid inventory	3,732	(5,254)
Other current assets	(2,114)	170
Other assets	831	880
Income taxes payable	(927)	(57)
Accounts payable and accrued expenses	(3,915)	7,602
Uncertain tax position liability	-	(19)
Customer deposits	(147)	(737)
Total Adjustments	(17,255)	(7,154)
Net Cash Used in Operating Activities	(24,711)	(2,733)

Cash Flows From Investing Activities
Purchase of property and equipment	(6,065)	(2,540)
Proceeds from disposal of property and equipment	-	61
Net Cash Used in Investing Activities	(6,065)	(2,479)

Cash Flows From Financing Activities
Proceeds from exercise of options	707	26
Proceeds from stock purchase agreement	15,000	-
Net Cash Provided by Financing Activities	15,707	26

Net Decrease in Cash and Restricted Cash	(15,069)	(5,186)
Beginning cash and restricted cash	28,630	6,206
Ending cash and restricted cash	$13,561	$1,020

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$981	$2,077
Cash paid for interest	$1,873	$-
Supplemental Non-Cash Items
Recognition of right of use asset obtained in exchange for operating lease liability	$-	$3,120

The accompanying notes are an integral part of these financial statements.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 1 - Nature of Business

Dragonfly Energy Corp., (the "Company"), was organized as a limited liability company in the State of Nevada on October 15, 2012. The Company was reorganized as a corporation under the laws of the State of Nevada on April 11, 2016. The Company sells lithium-ion battery packs for use in a wide variety of applications. The company sells to distributors under the Dragonfly Energy Corp name, and sells direct to consumers under the trade name Battleborn Batteries. In addition, the Company develops technology for improved lithium-ion battery manufacturing and assembly methods.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited condensed consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2021.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (Continued)

Recently adopted accounting standards:

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt Modifications and Extinguishments (Subtopic 470 50), Compensation Stock Based Compensation (Topic 718), and Derivatives and Hedging Contracts in Entity's Own Equity (Subtopic 815 40): Issuer's Accounting for Certain Modifications or Exchanges of Freestanding Equity Classified Written Call Options. This ASU provides guidance which clarified an issuer's accounting for modification or exchanges of freestanding equity classified written call options that remain equity classified after modification or exchange. The provisions of ASU No. 2021-04 are effective January 1, 2022. This ASU shall be applied on a prospective basis. The adoption of this guidance did not have a material impact on the accompanying consolidated financial statements.

Recently issued accounting pronouncements:

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The FASB subsequently issued amendments to ASU 2016-13, which have the same effective date and transition date of January 1, 2023. These standards replace the existing incurred loss impairment model with an expected credit loss model and requires a financial asset measure at amortized cost to be presented at the net amount expected to be collected. The Company does not expect this change in guidance to have a material impact to its financial statements.

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. The amendments in this update will be effective for the Company on January 1, 2024 and may be early adopted at the beginning of fiscal year 2023. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Immaterial error correction

The Company corrected an immaterial error and recognized $857 in expenses during the third quarter ending September 30, 2022 related to costs previously incorrectly deferred within other current assets on the balance sheet. Of this amount, $450 is related to costs incurred during the fourth quarter ending December 31, 2021 and the remaining $407 were incurred during the nine months ended September 30, 2022.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Cash, Restricted Cash, and Cash Equivalents

The Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents as of September 30, 2022 and December 31, 2021. The Company also maintains a restricted cash balance to satisfy its note payable requirements (Refer to Note 5).

From time to time the Company has amounts on deposit with financial institutions that exceed federally insured limits. The Company has not experienced any significant losses in such accounts, nor does management believe it is exposed to any significant credit risk.

Accounts Receivable

The Company’s trade receivables are recorded when billed and represent claims against third parties that will be settled in cash. Generally, payment is due from customers within 30 days of the invoice date and the contracts do not have significant financing components. Trade accounts receivables are recorded gross and are net of any applicable allowance. The Company has an allowance for doubtful accounts as of September 30, 2022 and December 31, 2021 of $54 and $50, respectively.

Inventory

Inventories (Note 3), which consist of raw materials, work in process and finished goods, are stated at the lower of cost (weighted average) or net realizable value, net of reserves for obsolete inventory. We continually analyze our slow moving and excess inventories. Based on historical and projected sales volumes and anticipated selling prices, we established reserves. Inventory that is in excess of current and projected use is reduced by an allowance to a level that approximates its estimate of future demand. Products that are determined to be obsolete are written down to net realizable value. As of September 30, 2022 and December 31, 2021, no such reserves were necessary.

Property and Equipment

Property and equipment are stated at cost, including the cost of significant improvements and renovations. Costs of routine repairs and maintenance are charged to expense as incurred. Depreciation and amortization are calculated by the straight line method over the estimated useful lives for owned property, or, for leasehold improvements, over the shorter of the asset's useful life or term of the lease. Depreciation expense for the Nine months ended September 30, 2022 and 2021 was $648 and $432, respectively. The various classes of property and equipment and estimated useful lives are as follows:

Office furniture and equipment	3 to 7 years
Vehicles	5 years
Machinery and equipment	3 to 7 years
Leasehold improvements	Remaining Term of Lease

Use of Estimates

The preparation of financial statements in conformity with "GAAP" requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Revenue Recognition

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five step model to contracts when it is probable the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. The Company excludes from the transaction price all taxes that are assessed by a governmental authority and imposed on and concurrent with the Company’s revenue transactions, and therefore presents these taxes (such as sales tax) on a net basis in operating revenues on the Statements of Operations.

Revenue is recognized when control of the promised goods is transferred to the customer or reseller, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods and services. Revenue associated with products holding rights of return are recognized when the Company concludes there is not a risk of significant revenue reversal in the future periods for the expected consideration in the transaction. There are no material instances including discounts and refunds where variable consideration is constrained and not recorded at the initial time of sale. Generally, our revenue is recognized at a point in time for standard promised goods at the time of shipment when title and risk of loss pass to the customer.

The Company may receive payments at the onset of the contract before delivery of goods for customers in the retail channel. Payment terms for distributors and OEMs are due within 30-60 days after shipment. In such instances, the Company records a customer deposit liability. The Company recognizes these contract liabilities as sales after the revenue criteria are met. The company had $1,779 of contract liabilities as of January 1, 2021. As of September 30, 2022 and December 31, 2021, the contract liability related to the Company’s customer deposits approximated $287 and $434, respectively. The entire contract liability balance as of December 31, 2021 was recognized as revenue during the Nine months ended September 30, 2022.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Disaggregation of Revenue

The following table presents our disaggregated revenues by distribution channel:

	For the Nine Months Ended September 30,
Sales	2022	2021
Retail	$35,211	$44,221
Distributor	6,544	6,910
Original equipment manufacture	24,287	6,690
Total	66,042	57,821

Shipping and Handling

Shipping and handling fees paid by customers are recorded within net sales, with the related expenses recorded in cost of sales. Shipping and handling costs associated with outbound freight are included in Sales and marketing expenses. Shipping and handling costs associated with outbound freight totaled $4,042 and $3,912 for the Nine months ended September 30, 2022 and 2021, respectively.

Concentrations

Receivables from one customer comprised approximately 43% of accounts receivable as of September 30 2022. Receivables from two customers comprised approximately 42% and 16%, respectively, of accounts receivable as of December 31, 2021.

For the nine months ended September 30, 2022, one customer accounted for approximately 20% of the Company’s total revenue. There are no significant revenue concentrations for the nine months ended September 30, 2021.

Payables to one vendor comprised approximately 45% of accounts payable as of September 30, 2022. There are no significant payable concentrations as of December 31, 2021

For the nine months ended September 30, 2022, one vendor accounted for approximately 24% of the Company’s total purchases. For the nine months ended September 30, 2021, two vendors accounted for approximately 20% and 12% of the Company’s total purchases.

Research and Development

The Company expenses research and development costs as incurred. Research and development expenses include salaries, contractor and consultant fees, supplies and materials, as well as costs related to other overhead such as depreciation, facilities, utilities, and other departmental expenses. The costs we incur with respect to internally developed technology and engineering services are included in research and development expenses as incurred as they do not directly relate to acquisition or construction of materials, property or intangible assets that have alternative future uses.

Advertising

The Company expenses advertising costs as they are incurred and are included in selling and marketing expenses. Advertising expenses amounted to $1,777 and $1,069 for the nine months ended September 30, 2022 and 2021, respectively.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for stock based compensation arrangements with employees and non employee consultants using a fair value method which requires the recognition of compensation expense for costs related to all stock based payments, including stock options (Note 6). The fair value method requires the Company to estimate the fair value of stock based payment awards to employees and non employees on the date of grant using an option pricing model. Stock based compensation costs are based on the fair value of the underlying option calculated using the Black Scholes option pricing model and recognized as expense on a straight line basis over the requisite service period, which is the vesting period. The Company measures equity based compensation awards granted to non employees at fair value as the awards vest and recognizes the resulting value as compensation expense at each financial reporting period.

Determining the appropriate fair value model and related assumptions requires judgment, including estimating stock price volatility, expected dividend yield, expected term, risk free rate of return, and the estimated fair value of the underlying common stock. Due to the lack of company specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded. The historical volatility is calculated based on a period of time commensurate with the expected term assumption. The group of representative companies have characteristics similar to the Company, including stage of product development and focus on the lithium ion battery industry. The Company uses the simplified method, which is the average of the final vesting tranche date and the contractual term, to calculate the expected term for options granted to employees as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The risk free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. The Company uses an assumed dividend yield of zero as the Company has never paid dividends and has no current plans to pay any dividends on its common stock. The Company accounts for forfeitures as they occur.

Earnings per Common Share

We calculate basic earnings per share pursuant to the two-class method as a result of the issuance of Series A Preferred stock in 2016. Our Series A Preferred Stock is considered a participating security because, in the event that we pay a dividend or make a distribution on the outstanding common stock, we shall also pay each holder of the Series Preferred Stock a dividend on an as-converted basis. The two-class method is an earnings allocation formula that determines earnings per share for common stock and participating securities according to dividend and participation rights in undistributed earnings. Under this method, all earnings, distributed and undistributed, are allocated to common shares and participating securities based on their respective rights to receive dividends. Diluted earnings per common share is calculated using the treasury stock method for options.

The following table sets forth the information needed to compute basic and diluted earnings per share for the Nine months ended September 30, 2022 and 2021:

	September 30, 2022	September 30, 2021
Basic (Loss) Earnings per common share
Net (Loss) Income	$(7,456)	$4,421
(Loss) Income available for distribution	(7,456)	4,421
Income allocated to participating securities	-	(1,469)
Net (Loss) Income available to common shareholders	$(7,456)	$2,952

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

	September 30, 2022	September 30, 2021
Basic (loss) Earnings per common share:
Net (Loss) Income available to common shareholders	$(7,456)	$2,952
Weighted average number of common shares-basic	21,384,734	20,063,211
(Loss) Earnings per share, basic	$(0.35)	$0.15
Diluted (loss) earnings per common share:
Net (Loss) Income available to common shareholders	$(7,456)	$2,952
Weighted average number of common shares-basic	21,384,734	20,063,211
Dilutive effect related to stock options	-	1,862,894
Weighted average diluted shares outstanding	21,384,734	21,926,105
(Loss) Earnings per share, diluted	$(0.35)	$0.13

The following table sets forth the number of potential shares of common stock that have been excluded from diluted net (loss) income per share net (loss) income per share because their effect was anti-dilutive:

	September 30, 2022	September 30, 2021
Options	3,100,524	-
Weighted average number of common shares-basic	3,100,524	-

Income Taxes

Deferred income tax assets and liabilities (Note 5) are determined based on the estimated future tax effects of net operating loss, credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates.

The Company recognizes a tax benefit for an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position.

The Company’s accounting policy is to include penalties and interest related to income taxes if any, in selling, general and administrative expenses.

Segment Reporting

Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the Company’s Chief Executive Officer to make decisions with respect to resource allocation and assessment of performance. To date, the Company has viewed its operations and manages its business as one operating segment.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

COVID-19

The Company is closely monitoring the impact of COVID-19 on its business, including how it will affect its customers, workforce, suppliers, vendors, and production and distribution channels, as well as its financial statements. The extent to which COVID-19 impacts the Company’s business and financial results will depend on numerous evolving factors, including, but not limited to: the magnitude and duration of COVID-19, the extent to which it will impact macroeconomic conditions, including interest rates, employment rates and consumer confidence, the speed of the anticipated recovery, and governmental, business and individual consumer reactions to the pandemic. While there was not a material impact to the Company’s financial statements as of September 30, 2022 and December 31, 2021 and for the nine months ended September 30, 2022 and 2021, respectively, COVID-19 could result in material impacts to the Company’s financial statements in future reporting periods.

Note 3 - Inventory

On September 30, 2022 and December 31, 2021 inventory consists of the following:

	September 30, 2022	December 31, 2021
Raw material	$29,631	$22,885
Finished goods	9,856	4,242
Total inventory	$39,487	$27,127

Note 4 - Operating Leases

The Company has leased premises that expire at various dates through September of 2025 with options to renew for an additional 5 years subject to various operating leases. The Company originally had leases related to the main office, warehouse space, research and development lab, engineering office, and sales office, all located in Reno, Nevada. The original leases required annual escalating monthly payments ranging from $4 to $11. In December of 2020, the Company entered a fourth amendment lease and effective April 30, 2021, the Company terminated its original main office, warehouse and sales office lease and moved these spaces to a larger premise that is also located in Reno, Nevada that required annual escalating monthly payments ranging from $56 to $63. In December of 2021, the Company entered into another lease for additional warehouse space located in Reno, Nevada that required annual escalating monthly payments ranging from $47 to $55.

On February 2, 2022, the Company entered into a 124-month lease agreement in Reno, Nevada. The lease calls for monthly base rent of $230, $23 of fix operating expense costs, and estimated monthly property taxes of $21. The monthly base rent and fixed operating expense costs are subject to escalation of 3% and 2.4%, respectively, on an annual basis. The first payment is due upon substantial completion of construction of the building which is expected to be within 2 years from the effective date. As of September 30, 2022, the lease has not commenced as the Company does not have control over the asset.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 4 - Operating Leases (continued)

The following table presents the breakout of the operating leases as of:

	September 30, 2022	December 31, 2021
Operating lease right-of-use assets	$4,878	$5,709
Short-term operating lease liabilities	1,157	1,082
Long-term operating lease liabilities	3,821	4,694
Total operating lease liabilities	$4,978	$5,776
Weighted average remaining lease term	3.8 years	4.6 years
Weighted average discount rate	5.2%	5.2%

Assumptions used in determining our incremental borrowing rate include our implied credit rating and an estimate of secured borrowing rates based on comparable market data.

At September 30, 2022, the future minimum lease payments under these operating leases are as follows:

2022	$342
2023	1,399
2024	1,435
2025	1,440
2026	893
Total lease payments	5,509
Less imputed interest	531
Total operating lease liabilities	$4,978

Note 5 - Long Term Debt

Financing - Trust Indenture

On November 24, 2021, the Company entered into agreements to issue $45,000 in fixed rate senior notes (Series 2021-6 Notes) pursuant to a Trust Indenture held by UMB Bank, as trustee and disbursing agent, and Newlight Capital, LLC as servicer. The trust and debt documents also require a Lender Collateral Residual Value Insurance Policy (the "Insurance Policy", with UMB Bank as named insured for $45,000), and a placement agent, which is Tribe Capital Markets, LLC.

On the closing date of the financing, the Company received a wire for $35,474, which is comprised of the gross proceeds of $45,000 less $3,188 in deposits to certain reserve accounts (see "Reserve Accounts" below), and $6,338 in expenses withdrawn from the gross proceeds, which included $4,725 in prepaid policy premiums and related costs underlying the Insurance Policy (see "Collateral" below), a prepaid loan monitoring fee of $60 and $1,553 in debt issuance costs.

The obligation for the Series 2021-6 Notes underlying the Trust Indenture is $45,000 in principal on the date of the closing of the financing. The debt bears interest at 5.50% per annum accruing monthly on a 360-day basis. Late payments will be subject to a $50 late fee and default interest based on a rate 5 percentage points above the applicable interest immediately prior to such default. The Company is making interest-only payments on the unpaid principal amount in arrears, commencing December 1, 2021 and ending on November 1, 2022 (for interest accruing from the Closing Date through October 31, 2022). Beginning on December 1, 2022, the Company will repay the debt in twenty-four equal installments of principal in the amount of $1,875, plus accrued interest on the unpaid principal amount. Any remaining obligations will be due and payable on November 1, 2024 (the "Maturity Date").

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 5 - Long Term Debt (continued)

Financing - Trust Indenture (continued)

The obligations under the Trust Indenture will be deemed to be repaid or prepaid to the same extent, in the same amounts and at the same times, as the Series 2021-6 Notes are redeemed with funds provided except for payments made from the proceeds of the Insurance Policy (see "Collateral" below) as such funds must be reimbursed by the Company to the insurer.

During the nine months ended September 30, 2022, a total of $1,873 of interest expense was incurred under the debt. Amortization of the debt issuance costs amounted to $1,783 during the nine months ended September 30, 2022. The net balance of $40,712 at September 30, 2022 consists of $45,000 in principal less $4,288 in unamortized debt discount. In connection with the Business Combination on October 7, 2022, the outstanding principal balance of the loan was paid in full.

Reserve Accounts

Initial deposits into the reserve accounts consisted of the following items:

Payment Reserve Fund	$3,044
Capitalized Interest Fund	144
Total	$3,188

The Payment Reserve Fund is a debt service fund to be maintained by UMB Bank, and the initial deposit is equal to the maximum amount of monthly interest and principal debt service payment due on the Series 2021-6 notes, plus interest earned on special redemptions (redemptions related to certain defaults on the debt). These funds may be utilized by UMB Bank to fund certain shortfalls and a special redemption, but otherwise such funds are released pro rata to the Company based on principal payments made by the Company on the Series 2021-6 Notes. Since this is a deposit account maintained by the trustee and restricted for release upon the occurrence of future events, this deposit will be treated as restricted cash. The balance at September 30, 2022 remained at $3,044.

The Capitalized Interest Fund was created to hold the interest that will accrue from the closing date until the first payment due on December 15, 2021. The initial deposit, therefore, was treated as prepaid interest. These funds were utilized to pay the interest incurred through that first payment date, therefore the balance as of September 30, 2022 was $0.

Both above funds, to the extent that they are deposited into interest-bearing accounts, will earn interest that UMB Bank will transfer into an Interest Earnings Fund, which funds will be held in escrow until the earlier of maturity or when the debt obligations are paid in full (assuming no events of default). There were no funds deposited into interest-bearing accounts at September 30, 2022 or December 31, 2021.

Financial Covenants

The Company is subject to certain financial covenants which include maintaining minimum adjusted EBITDA, Capital Expenditures and Minimum Fixed Charge Coverage Ratio requirements.

The Company was in compliance with all financial covenants as of September 30, 2022 and December 31, 2021.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 5 - Long Term Debt (continued)

Long Term Debt Maturities

At September 30, 2022, the future debt maturities are as follows:

For Years Ended December 31,
2022 (3 months)	$1,875
2023	22,500
2024	20,625
Total	45,000
Less: Unamortized debt issuance costs, noncurrent	(4,289)
Total debt	40,711
Less: current portion of debt, net of debt discount	(16,529)
Total long-term debt	$24,182

Note 6 - Revolving Note Agreement

On October 6, 2021, the Company entered into a revolving note agreement with a lender to borrow up to $8,000. The borrowing amount is limited and based on the lesser of maximum principal amount ($8.0 million) and the sum equal to 80% of eligible accounts receivable and 50% of eligible inventory. Interest on each advance shall accrue at the prime rate announced by Bank from time to time, as and when such rate changes. The revolving credit amount is collateralized by all assets of the Corporation. The Company drew an initial amount of $5,000 under the facility, which it subsequently re-paid and the revolving note was terminated as a closing condition of the 2021-6 Notes.

Note 7 - Asset Purchase Agreement

On January 1, 2022, the Company (the “Buyer”) entered into an asset purchase agreement (the “APA”) with Bourns Production, Inc., a Nevada corporation (the “Seller”) pursuant to which the Buyer acquired machinery and equipment of the Seller as set forth in the APA for a purchase price of $197 which approximated fair market value.

Note 8 - Related Party

The Company loaned its Chief Financial Officer $469 to repay amounts owed by him to his former employer and entered into a related Promissory Note with a maturity date of March 1, 2026. The loan was forgiven in full in March of 2022 and was recorded within general and administrative expense.

Note 9 - Common Stock

Common stockholders are entitled to dividends if and when declared by the Board of Directors subject to the rights of the preferred stockholders. As of September 30, 2022 and December 31, 2021, no dividends on common stock had been declared by the Company.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 9 - Common Stock (continued)

On July 12, 2022, Dragonfly entered into a Stock Purchase Agreement with THOR Industries, whereby THOR purchased 1,267,502 shares of Dragonfly common stock for $11.8343 per share or $15,000 in cash. The Stock Purchase agreement was issued in connection with a binding agreement among the parties whereby the parties would use commercially reasonable efforts to enter into a mutually agreed distribution and joint development agreement. The final terms of the agreement have not yet been determined.

As of September 30, 2022 and December 31, 2021, the Company had reserved shares of common stock for issuance as follows:

	September 30, 2022	December 31, 2021
Convertible preferred stock outstanding	10,000,000	10,000,000
Options issued and outstanding	3,100,524	3,122,398
Common stock outstanding	22,634,276	20,875,475
Shares available for future issuance [1]	540,902	10,327
Total	36,275,702	34,008,200

(1)       During March 2022, the Company increased the shares authorized under the plan by 1,000,000

Note 10 - Stock-Based Compensation

A summary of the Company’s option activity and related information follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Grant Date Fair Value	Weighted- Average Remaining Contractual Life (in years)	Aggregate intrinsic value
Balances, January 1, 2021	2,563,080	$0.45	$-	7.92	$650,965
Options granted	1,000,538	3.41	1.94		-
Options forfeited	(299,939)	1.21	1.83		-
Options exercised	(49,727)	0.53	-		-
Balances, September 30, 2021	3,213,952	$1.30	$-	7.80	$7,616,691

Balances, January 1, 2022	3,122,398	$1.98	$-	8.52	$6,549,591
Options granted	509,500	4.08	1.81		-
Options forfeited	(40,075)	3.29	2.07		-
Options exercised	(491,299)	1.44	-		-
Balances, September 30, 2022	3,100,524	$2.40	$-	8.22	$5,220,204

At September 30, 2022
Vested and Exercisable	864,984	$1.53		7.83	$2,201,553
Vested and expected to vest	2,235,540	$2.73		8.37	$3,018,651

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 10 - Stock-Based Compensation (continued)

Share-based compensation expense for options totaling $1,155 and $428 was recognized in our statements of income for the nine months ended September 30, 2022 and 2021, respectively. Of the $1,155 of share-based compensation incurred during the nine months ended September 30, 2022, $189 is allocated to cost of goods sold, $307 to research and development, $326 to selling and marketing, and $333 to general and administrative expenses. Of the $428 of share-based compensation incurred during the nine months ended September 30, 2021, $145 is allocated to cost of goods sold, $55 to research and development, $89 to selling and marketing, and $139 to general and administrative expenses.

As of September 30, 2022, there were 540,902 shares of unissued authorized and available for future awards under the plans.

Note 11 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through November 14, 2022, the date that the condensed financial statements were available to be issued. Based upon this review, other than noted below, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the condensed financial statements.

On October 7, 2022, the Company's stockholders approved the Business Combination, by and among the company formerly known as CNTQ, Dragonfly Energy Corp., and Bronco Merger Sub, Inc., pursuant to which Bronco Merger Sub, Inc. was merged with and into Dragonfly, with Dragonfly surviving the merger.

As a result of the Merger, and upon consummation of the Merger and other transactions contemplated by the Business Combination Agreement, Dragonfly became a wholly owned subsidiary of CNTQ. Upon the closing of the Business Combination the Company changed it's name to Dragonfly Energy Holdings Corp. ("New Dragonfly"), with stockholders of Dragonfly becoming stockholders of New Dragonfly.

The following transactions at closing of the Merger included:

•	Merger sub merged with and into Dragonfly, with Dragonfly surviving as a wholly owned subsidiary of New Dragonfly;

•	each issued and outstanding share of capital stock of Dragonfly converted into a number of shares of New Dragonfly Common Stock equal to the product of (x) the conversion ratio applicable to such share, under Dragonfly's certificate of incorporation multiplied by (y) 1.182, which is the quotient obtained by dividing (a) 41,500 by (b) the number of Fully-Diluted Shares as defined in the Business Combination Agreement;

•	each Dragonfly Option converted into an option to purchase a number of shares of New Dragonfly Common Stock in Accordance with the terms and subject to the conditions of the Business Combination Agreement;

•	each Dragonfly Warrant, to the extent outstanding and unexercised, converted into a warrant to acquire shares of New Dragonfly Common Stock in accordance with the terms and subject to the conditions of the Business Combination Agreement, and

•	each share of CNTQ Class A Common Stock that was issued and outstanding immediately prior to the Merger became one share of New Dragonfly Common Stock.

DRAGONFLY ENERGY CORP.

Unaudited Notes to Financial Statements

September 30, 2022 and 2021

(in thousands, except share and per share data)

Note 11 - Subsequent Events (continued)

In connection with the term loan agreement issued in the PIPE financing (as described in note 1 of the financial statements), the Company entered into (i) the penny warrant to issue penny warrants to the Term Loan Lenders under the Term Loan exercisable to purchase 2,593,056 shares, which is equal to approximately 5.6% of Common Stock calculated on an agreed fully diluted outstanding basis on the issuance date (the “Penny Warrants”) and (ii) the $10 warrant to issue warrants to the Term Loan Lenders under the Term Loan exercisable to purchase 1,600,000 shares of Common Stock at $10 per share (the “$10 Warrants” and, together with the Penny Warrants, the “Warrants”). The additional shares of Common Stock will dilute the pro forma ownership of the other Company stockholders of proportionately.

On October 7, 2022, the Company entered into a purchase agreement and registration rights agreement with CCM LLC. Pursuant to the purchase agreement, the Company has the right to sell to CCM LLC an amount of shares of common stock, up to a maximum aggregate purchase price of $150 million, from time to time, pursuant to the terms of the Purchase Agreement. In addition, the Company appointed LifeSci Capital, LLC as a "qualified independent underwriter" with respect to the transactions contemplated by the Purchase agreement.

On November 4, 2022, the Board of the Company announced that Sean Nichols, the Company’s Chief Operating Officer, would be leaving the Company. Mr. Nichols and the Company have entered into a separation and release agreement (the “Separation Agreement”) on November 2, 2022. Pursuant to the Separation Agreement, Mr. Nichols will receive a cash payment of $100,000 in one installment in December 2022 and a cash payment of $1,000,000 in 24 monthly installments commencing in December 2022. Mr. Nichols’ outstanding equity awards granted by the Company will fully vest and, in the case of options, will be exercisable for 12 months following his termination date. The Separation Agreement also provides the Company will pay a portion of Mr. Nichols’ premiums to continue participation in the Company’s health insurance plans for up to 18 months following his termination. The Separation Agreement includes a general release of claims by Mr. Nichols and certain restrictive covenants in favor of the Company, including non-competition and non-solicitation covenants for 12 months following his termination date.